News Release
January 31, 2018

Erin Energy Discovers Hydrocarbons in its Oyo-NW Well

Multiple Stacked Sands in Miocene Formation Discovered

HOUSTON, January 31, 2018 - Erin Energy Corporation (“Erin Energy” or the “Company”) (NYSE American:ERN) (JSE:ERN) today announced that it has completed the drilling of the Oyo NW well and, based on preliminary evaluation, it has discovered hydrocarbons in the Miocene Formation. The well is located approximately 9.5 kilometers northwest of the Oyo Central field on the Company’s offshore Nigeria block 120. The Miocene formation is where several of Erin Energy’s neighbors have discovered billions of barrels of hydrocarbons and from which several hundred thousand barrels per day are produced offshore Nigeria.

The Company is currently completing well-suspension activities so it can re-enter the well in the future for possible production.

“These results are very encouraging and support our technical team’s evaluation of the prospectivity of the Miocene and have significantly de-risked the other major Miocene prospects in blocks 120 and 121.” stated Femi Ayoade, Chief Executive Officer. “We will move quickly to appraise the discovery. The Miocene is the most prolific producing zone offshore Nigeria, and the presence of these hydrocarbons is a significant step forward in unleashing the value of the Miocene Formation in our blocks."

The well was successfully drilled to the proposed total vertical depth subsea (TVDSS) of 12,218 feet and penetrated multiple sand units with total gross thickness of 260 feet in the depth range from 7,052 – 10,873 feet TVDSS as interpreted from wireline log data.(1)

Preliminary evaluation of the well data shows that the two main sand units, the Miocene U7.0 and U8.0 with a gross thickness of approximately 83.6 feet are hydrocarbon-bearing. (1) Work has commenced to estimate the discovered volumes and to determine the relevant appraisal and development program.

About Erin Energy

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 5 licenses across 3 countries covering an area of 6,100 square kilometers (~1.5 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana and The Gambia. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN.

(1) Source: Based on management estimates.

For more information about Erin Energy or to request a hard copy of the Company’s most recent complete audited financial statements free of charge, please call +1 713 797 2940 or visit www.erinenergy.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill, produce and/or develop the wells and prospects identified in this release, and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source:  Erin Energy Corporation

Contact:
Lionel McBee
+1 713 797 2960
Director, Investor Relations and Corporate Communications
lionel.mcbee@erinenergy.com